                                                                    Exhibit 10.4

This INDENTURE OF LEASE made as of this 6th day of October 1995 by and between JOSEPH BIOTTI, JR. AS TRUSTEE OF THE ONE NEVADA REALTY TRUST under a declaration of trust dated September 14, 1984 and recorded in the Middlesex South Registry District of the Land Court of The Commonwealth of Massachusetts (hereinafter referred to as the "Registry") as Document 667,834 (hereinafter called "Lessor") and MATRITECH, INC., a corporation organized and existing under the laws of the State of Delaware and having a usual place of business in the City of Cambridge, County of Middlesex, said Commonwealth (hereinafter called "Lessee")

                                 WITNESSETH THAT

     Lessor, for himself and his successors and assigns, in consideration of the rents herein reserved and of the agreements, covenants and conditions herein contained and expressed on the part of Lessee to be kept, performed and observed/ hereby demises and lets unto Lessee and its legal representatives, successors and assigns, and Lessee hereby leases from Lessor 22,500 square feet of space in the building known and numbered as 330 Nevada Street (hereinafter the "Building") in the City of Newton, said County of Middlesex (the square footage within the Building being hereinafter referred to as the "Premises" or "demised premises" and more particularly shown on Exhibit A attached hereto and made a part hereof). Lessee shall have, as appurtenant to the Premises, rights to use in common with others the driveways, approaches, parking areas and other portions of the 94,505 square foot parcel of land on which the Building is situated (hereinafter sometimes referred to as the "Parcel") necessary for access to the Building and areas of the Project (as hereinafter defined) designated by Lessor for parking, and the common facilities in the Building and the Parcel on which it is located including without limitation sidewalks, lobbies, hallways, stairways, entranceways of the Building, pipes, ducts, conduits, utility lines, wires, sewage system and appurtenant equipment serving the Premises, and such other areas and facilities in the Building and the Parcel from time to time intended for general use by Lessee, other lessees and Lessor.

                                    ARTICLE I

     A. The Term of this lease shall commence on January 1, 1996 or the earliest first day of a month thereafter when a certificate of occupancy shall have been issued by the building inspector of the City of Newton (which date is hereafter some times referred to as "the date of commencement of the Term") and shall be a period of five (5) years.

     B. Prior to the date of commencement of the Term, Lessee shall have the right to use and occupy the Premises pursuant to the terms of that certain Tenant-At-Will Agreement dated as of August 29, 1995 between the parties hereto (the "Prior Tenancy Agreement"). Upon execution of this Lease, the Prior Tenancy Agreement in all respects will be superseded by this Lease, which shall exclusively govern the relationship between the parties, except for the following paragraphs of the Prior Tenancy Agreement which are incorporated herein by this reference: (Paragraph Symbol) 2 (Security Deposit); (Paragraph Symbol) 6 (No Rent if Lease Agreed Upon); and (Paragraph Symbol) 7 (Expenses Paid by Lessee). Lessee's occupancy pursuant to this Lease shall be deemed to have commenced as of August 30, 1995.

     C. The annual rental for each year of the Term shall be two hundred thirty thousand six hundred twenty-five dollars ($230,625.00) for the demised premises ($19,218.75 per month).

     D. It is hereby further stipulated and agreed as follows:

               1. The post-Term rental rate shall be one hundred fifty per cent of the rate in effect pursuant to the foregoing paragraph I.C for the last calendar month prior to the end of the Term, prorated and payable monthly in advance for the period of post-Term occupancy.

               2. As of the date of commencement of the Term, Lessee shall pay to Lessor one month's rent in the amount of nineteen thousand two hundred eighteen dollars and seventy-five cents ($19,218.75), which shall be applied to pay the first month's rent.

               3. As of the date of commencement of the Term, Lessee shall establish a security deposit in an amount equal to three months' rent by funding an escrow account upon the following conditions which are acceptable to Lessor and Lessee: Lessor shall establish an interest bearing account for the benefit of Lessee. Lessee shall be responsible for all fees and costs associated with such account. The actual income, if any, earned by the security deposit shall be added to the principal of the security deposit and shall be withdrawn by Lessor and paid to Lessee annually. In no event shall Lessee charge against the security deposit any amount due from Lessee, and Lessee shall have no ability to make withdrawals from such account. After the end of the Term, if Lessee shall have surrendered the Premises in accordance with subparagraph V.A.5 and is not otherwise in default hereunder, the security deposit and accrued interest shall be returned to Lessee by Lessor. Lessor hereby acknowledges receipt of one of the three months' security deposit pursuant to the Prior Tenancy Agreement.

               4. Initially, the limits of the liability insurance for purposes of paragraph IV.D shall be not less than $1,000,000 in the event of injury or death of one person and $3,000,000 in the event of injury or death of more than one person in the same accident and $250,000 for damage to property.

               5. As used herein, "Lessee's share" shall mean a fraction the numerator of which shall be the number of square feet of floor area in the Premises and the denominator of which shall be the number of square feet of rentable floor area in all buildings within the 94,505 square foot Parcel and the lot of approximately 125,116 square feet to the northwest also owned by Lessor (said lot and the Parcel being referred to collectively as the "Project"). Said fraction is 22,500 over 145,000, or 16.00 per cent.

     E. Except as otherwise specifically provided herein, any notice, payment, statement, or other communication required or permitted to be given hereunder by either party to the other shall be sufficiently given if in writing and mailed in accordance with Article VIII, paragraph 6 duly addressed

               1. if to Lessor, to 97 Adams Street, Newton, Massachusetts 02195, with a copy to Loyd M. Starrett, Esquire, 260 Franklin Street, Boston, MA 02110, or

               2. if to Lessee, to 330 Nevada Street, Newton, MA 02160 with a copy to Victoria L. Karlson, Esquire, Testa, Hurwitz & Thibeault, 125 High Street, Boston, MA 02110.

Either party at any time may change its address for purposes of this paragraph by notice given as aforesaid. Any such notice, statement or other communication on behalf of a corporation, trust or other entity which contains the representation that the signatory is thereunto duly authorized shall be conclusively deemed to be an act of said corporation, trust or other entity so authorized.

     F. Lessor agrees that the commission due to Greg Lucas of Lynch, Murphy & Partners on account of this lease shall be Lessor's responsibility. Lessee and Lessor warrant and represent to each other, first, that neither Lessee or Lessor nor anyone acting on their respective behalf had any contact with any broker other than said Greg Lucas in any way in connection with any proposed lease or sale of the demised premises, second, that to the best of their respective knowledge no broker other than said Greg Lucas has any basis for a claim for a commission on account of the lease or sale of the Premises, and, third, that to the best of their respective knowledge no broker other than those hereinbefore named has asserted or intends to assert any such claim. Lessee and Lessor agree to indemnify the other and hold it harmless from and against any claim for a commission by any other broker who claims to have shown the demised premises to Lessee or anyone acting on its behalf.

                                   ARTICLE II

     A. The Premises comprise 22,500 square feet on the second floor of the Building at 330 Nevada Street in the City of Newton which is situated on a Parcel of approximately 94,505 square feet of land outlined in red on the site plan attached hereto and marked "B". The Project contains approximately 219,625 square feet of land, including the Parcel, and is the property conveyed to the Lessor by deed of TRW Foundation dated September 14, 1984 and recorded in the Registry as Document 667,835. The Building and the Parcel are subject to and have the benefit of all rights, easements, restrictions and agreements of record and the easements and restrictions shown on or referred to on the said site plan and in the schedule attached hereto, made part hereof and marked "Exhibit C", including but not limited to rights of way appurtenant to other buildings.

     B. Lessor covenants and agrees with Lessee to cause to be made renovations of the Building and leasehold improvements of the Premises in accordance with the schedule of Lessor's work attached hereto, made part thereof, and marked "D" ("Lessor's Work"), except that Lessor may vary Lessor's Work, with prior written notice to Lessee, to such extent, if any, as (i) local laws, ordinances or regulations may require, (ii) may be necessary by reason of unforeseen site conditions or (iii) may be requested by a present or prospective Institutional Mortgagee if such variance does not adversely affect the usable space, basic function or structural integrity of the Premises. Said Lessor's Work shall be without cost to Lessee and shall be substantially completed prior to January 1, 1996, with the exception of Items 1 through 5 of Part I of Exhibit D, which Items shall be completed by October 31, 1995. All work shall be done in good and workman like manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the Building. All permits necessary for work required of Lessor pursuant to this paragraph are Lessor's responsibility. Lessor agrees to obtain a building permit at Lessor's sole cost and expense (should a building permit be required) to complete Lessor's Work.

     Lessee shall be responsible for filing and prosecuting applications for all licenses, permits or other approvals required by reason of tenant improvements or because of the nature of Lessee's business, and Lessor shall cooperate with Lessee as needed to obtain all such licenses, permits or other approvals. The issuance of such licenses, permits or approvals shall not be a condition precedent to the commencement of the Term.

     C. Lessor shall commence the work required of Lessor by the foregoing paragraph B with reasonable dispatch after all permits, licenses and approvals necessary for such work have been obtained from the appropriate governmental authorities, and, except for delays due to government regulation, inability to obtain labor or materials, unusual weather conditions, action or failure to act by Lessee, or other causes beyond Lessor's reasonable control, shall prosecute the same with diligence. If, other than due to circumstances beyond Lessor's reasonable control mentioned in the foregoing sentence, Lessor fails to complete Lessor's Work to the Premises by January 15, 1996, Lessor shall pay to Lessee liquidated damages equal to $100 per day between January 15, 1996 and the substantial completion of Lessor's Work. Lessor warrants that Lessor's Work shall be free from defects for one (1) year from the date of commencement of the Term, or one (1) year from the date of substantial completion of Lessor's Work, whichever is later.

     D. Lessor's Work shall be deemed "substantially completed" when (1) a certificate of occupancy has been issued by the building department of the City of Newton and (2) all work required of Lessor has been completed except for (a) items of work which are minor in nature and (b) other items of work, including mechanical adjustment of equipment and fixtures, which because of the season or weather or the nature of the items are not practicable to do at the time, provided that (i) none of the remaining items is necessary to make the Building tenantable for Lessee's uses, (ii) said items can be completed without material interference with Lessee's installation of fixtures or doing business and (iii) Lessor and Lessee have both signed a "punch list" specifying said items. Lessor shall finish those items referred to in clause (2)(a) of the preceding sentence within thirty (30) days after substantial completion of Lessor's Work and all other items as soon as conditions practicably permit, but no longer than sixty
(60) days thereafter.

     E. Lessor covenants promptly to remedy at its sole cost and expense any structural failure of the Building and any major failure of the plumbing, electrical, heating, air conditioning, ventilating and other mechanical systems (or any defect in Lessor's Work for twelve (12) months from the date of commencement of the Term, or one (1) year from the date of substantial completion of Lessor's Work, whichever is later) or noncompliance with the Building or Premises with respect to any applicable laws, statutes, or ordinances in effect at the date of the commencement of the Term, but otherwise Lessor shall have no obligation for maintenance or repair of the Premises or for any defect therein. For purposes of the preceding sentence, if the system in question is a complete failure, Lessor agrees that it is its responsibility to replace the same. Nor shall any obligation of Lessor with respect to the Building extend to liability for the contents of the Premises, which are Lessee's sole responsibility, or for any consequential damages whatsoever. The word "structural" as used in this paragraph refers to the foundation, exterior walls, structural columns and beams and roof of the Building.

     F. During the Lessee's use and occupancy prior to the date of commencement of the Term, Lessee may make such improvements to the Premises as it shall desire and install therein fixtures, supplies, and other property in each instance by prior permission of Lessor. Lessor acknowledges its approval of the present state of the Premises. However, such use or occupancy of the Premises shall be upon the following covenants and such other conditions:

               1. Lessee shall not interfere with installation of improvements or other work to be done pursuant to the foregoing paragraph B.

               2. While Lessee or any person acting on behalf of or claiming under Lessee may be making improvements to the Premises or installing in the Premises fixtures, supplies or other property, Lessee and any such person shall be in the Premises at their own risk; and Lessee agrees to indemnify Lessor and hold him harmless with respect to any injury to persons or property (including property rented or leased by Lessor and property of Lessor and/or his employees or agents) resulting from or arising out of the presence of Lessee or any such person on the demised premises pursuant to this paragraph unless such injury is due to the sole negligence of Lessor or its employees, agents or contractors or any other person for whom Lessor is responsible.

               3. Lessor shall in no event have any obligation to anyone on account of any improvements, fixtures and other property thus installed by Lessee as shall become part of the real estate.

                                   ARTICLE III

     A. TO HAVE AND TO HOLD the demised premises unto Lessee, together with all rights, privileges and appurtenances thereto belonging, for the Term, unless this lease be sooner terminated as hereinafter provided.

     B. Each party agrees, in order to make a record thereof, upon demand by the other party at any time or times (whether before, during or after the Term) forthwith to execute and acknowledge a written declaration in recordable form setting forth, among other things, (1) the date of commencement of the Term or
(2) the date of termination of this lease. In addition, Lessor shall, if Lessee so requests, execute and acknowledge such a declaration evidencing any approval given by Lessor pursuant to paragraph V.A.

     C. If Lessor permits Lessee to continue in actual possession of the demised premises after the end of the Term, such actual possession shall be deemed not to extend or renew the Term of this lease. Such actual possession shall be deemed a tenancy at sufferance if it does not endure more than seven (7) calendar days; otherwise such actual possession shall be deemed to have created a tenancy at will, from month to month, commencing immediately after the end of the Term. In either event such tenancy shall be upon the terms herein contained.

     D. Subject to the rights of existing tenants as of the date of this Lease, Lessor agrees, throughout the Term of this Lease other than during the last twelve (12) months hereof, to notify Lessee in writing of all space that becomes available in the Building. Lessee shall be given fourteen (14) days from Lessee's receipt of said notice within which to agree to lease any such space, as is, upon expiration of the prior tenancy, which shall be exercised by written notice to Lessor, and twenty-one (21) additional days from the date Lessee receives the initial draft of such expansion lease or expansion amendment to execute a mutually acceptable lease or amendment to this Lease for such space (the "Expansion Lease" or "Expansion Amendment"). The rent for any expansion space shall be no less than provided for herein and may be adjusted to reflect then prevailing market rates, and any build-out shall be at Lessee's sole expense. Otherwise, the Expansion Lease or Expansion Amendment shall be on substantially the same terms and conditions as this Lease. The term of any Expansion Lease or Expansion Amendment shall be coterminous with the Term of this Lease.

                                   ARTICLE IV

     A. YIELDING AND PAYING THEREFORE to Lessor, at his then current address designated pursuant to Article I hereof or at such other place as Lessor may from time to time designate in writing, rent as follows:

               1. an annual rental for the Term, at the rate specified in
          Article I, payable in equal monthly installments of $19,218.75 in advance, the first such monthly installment being due and payable on the date of commencement of the Term or the earliest first day of a month when the conditions, if any, specified in the certificate of occupancy for the Building have been satisfied (whichever is later) and subsequent installments being due and payable on each and every first day of a month thereafter during the Term;

               2. use and occupancy charges, payable monthly in advance, at the post-Term rental rate specified in Article I for any period after the Term during which Lessee has actual possession of the demised premises or any part thereof;

               3. additional rent in amounts equal to the expense of insurance referred to in clause (3) of paragraph IV.E and operating expense for maintenance of areas outside the Building used exclusively by Lessee, such additional rent being due and payable thirty (30) days after Lessor sends an invoice therefor accompanied by a copy of the bill for insurance premiums or an itemization of Lessor's operating expenses, as the case may be;

               4. any other additional rents herein specifically provided, as specified, for example, without limitation in Article V(A)(13);

               5. supplemental rent in an amount equal to the Lessee's share (as defined in subparagraph I.D.6 hereof) of the expense of insurance referred to in clauses (1) and (2) of paragraph IV.E and operating expense for maintenance of common areas of the Project, such supplemental rent being due and payable thirty (30) days after Lessor sends an itemized statement thereof; and

               6. supplemental rent in an amount equal to Lessee's share (as defined in subparagraph I.D.6) of the aggregate of the real estate taxes assessed to Lessor on the Parcel (including buildings thereon) on account of the fiscal year begun July 1, 1995 or any other fiscal year during the Term (such taxes being apportioned for the fiscal years in which the Term commences and expires) or after the Term while Lessee is actually in possession of or occupying the demised premises or any part thereof, such amount being due and payable ten days after notice to Lessee of the actual tax bill or ten days before the last date on which such taxes are payable without interest or penalty, whichever is later. Lessor agrees that amounts paid as supplemental rent under this subparagraph will be applied to the payment of such taxes, and any overpayment will be promptly refunded to Lessee. Lessor further agrees if Lessee so requests in writing to furnish to Lessee evidence of payment of such taxes. If Lessee requests, in writing/ Lessor will promptly provide (within fifteen (15) days of receipt of said request) copies of statements, bills or invoices for amounts due pursuant to the foregoing subparagraphs 1 to 6.

     B. Lessee shall be responsible for Lessee's share (as defined in subparagraph I.D.5) of all public, special or betterment assessments to the Premises for improvements installed by the City of Newton during the Term, except those that benefit only other buildings on the Parcel. Lessor warrants and represents that as of the date of this lease there are no public, special or betterment assessments outstanding against the Parcel or the project and that to the best of his knowledge no such assessment is pending. Lessee shall pay to Lessor, at least fifteen (15) days before such payment becomes due to the public authorities, Lessee's share of each installment of any such assessment, including interest, coming due during the Term or at any other time when Lessee is actually in possession of or occupying the demised premises, and Lessee shall pay to Lessor not later than the end of the Term, for any fraction of an installment period at the end of the Term, the corresponding fraction of the installment, including interest, for that period. Lessor shall give to Lessee a photocopy of any bill for such payment at the time such request is made of Lessee, and, if Lessee so requests in writing, Lessor shall furnish promptly to Lessee appropriate evidence of each assessment payment. Lessor agrees that all such public, special or betterment assessments shall be paid over the longest time available without incurring interest or additional charges.

     C. Lessee may without postponement of payment bring appropriate proceedings, in the name of Lessor or Lessee or both, for contesting the validity or amount of the taxes or assessments or to recover payments therefor. Lessee agrees to save Lessor harmless from all expense in connection with any such proceeding initiated or controlled by Lessee. Lessor shall cooperate with Lessee with respect to such proceedings insofar as reasonably necessary. Net proceeds recovered shall belong to the party who advanced the funds used to make the payment in question, regardless of who brings such proceedings,

     D. During the Term and at all other times when Lessee has actual possession of the demised premises or any part thereof, Lessee shall procure and maintain, at Lessee's cost and expense, comprehensive general liability insurance (including bodily injury and property damage insurance) protecting Lessor and Lessee against any claim for personal injury or death of any person or persons or damage to property arising out of or occurring in connection with the use, occupation and maintenance of the demised premises or approaches to or exits from the Building or the Parcel, such insurance to be in amounts not less than the limits specified in subparagraph I.D.4.

     E. During the Term, Lessor shall. procure and maintain, at Lessee's cost and expense, (1) insurance providing for payment of replacement costs in event of damage by fire (including debris removal) in an amount not less than eighty per cent (80%) of the full insurable value of the Building (including, among other things, the cost of debris removal but not including partitions and other tenant's improvements installed by Lessee) as from time to time determined by agreement or by the appraisal of an accredited insurance appraiser selected by Lessor and reasonably satisfactory to Lessee; (2) insurance against sprinkler damage and those hazards customarily referred to as extended coverage and (3) insurance against abatement or loss of rent in case of fire or other casualty in an amount at least equal to the annual rental and supplemental and additional rentals to be paid by Lessee during one year next ensuing. Lessor will provide certificates of insurance to Lessee upon written request.

     F. Each party, notwithstanding any provisions of this lease to the contrary, waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing provisions denying to the insurer acquisition of rights by subrogation. All insurance, whether or not required, carried by either Lessor or Lessee with respect to the demised premises or occurrences thereon shall include either provisions designating the other party as one of the insured or as a loss payee or provisions denying to the insurer acquisition by subrogation of rights of recovery against the other party. If either party is unable, without extra cost, to obtain insurance coverage which will not be impaired by the foregoing waiver, such party shall so notify the other party and the notified party shall have the right to pay such cost or, in the alternative, to place such insurance (for the notifying party's account and its expense) if by doing so the party placing such insurance may, without such extra cost, secure insurance coverage which will not be thus impaired from responsible carriers at rates as favorable as those otherwise available to the other party.

     G. All required insurance shall be written by responsible companies reasonably satisfactory to Lessor and in the forms customarily in use from time to time in the locality.

               1. All such insurance policies shall provide that the same shall not be cancelled without at least ten (10) days' prior written notice to each insured named therein.

               2. Prior to Lessee's taking actual possession of the Premises and from time to time thereafter (in each case prior to the expiration dates shown by like documentation previously furnished), Lessee shall furnish to Lessor insurance policies, duplicates or certificates of insurance demonstrating compliance at all times with subparagraph I.D.4 and paragraphs IV.D and F.

               3. If Lessee shall fail to procure and maintain insurance in amounts and containing provisions in accordance with subparagraph I.D.4 and paragraphs IV.D and F, Lessor may, after written notice to Lessee, do so and charge premiums therefor to Lessee as additional rent.

     H. Lessee shall not acquire as an insured party under any insurance on the Building other than insurance covering only tenant's improvements or as a payee of any proceeds of such insurance any right to participate in the adjustment of any loss or to receive the proceeds. Lessee agrees upon request promptly to endorse and deliver to Lessor or any Mortgagee specified by Lessor any checks or other instruments issued on account of such insurance in payment of loss. Proceeds of insurance covering both the Building and tenant's improvement shall be fairly apportioned according to the respective losses.

                                    ARTICLE V

     A. Lessee covenants during the Term hereof and at any other time when Lessee has actual possession of the Premises or any part thereof

               1. to pay when due all charges for water, electricity, telephone, gas, sewer, heat and other utility services rendered to the Premises and service inspections made therefor, whether called charge, tax, assessment, fee or otherwise;

               2. to use the Premises only for purposes set forth in the schedule attached hereto and marked Exhibit B and for such other uses as may be specifically approved in writing by Lessor; and to procure all licenses and permits from time to time required by law in connection with such uses, except that Lessor shall obtain the initial building permit and certificate of occupancy;

               3. to keep and maintain the demised premises, and those portions of the Building used exclusively by Lessee and every part thereof, in as good condition and repair as the same are in at the commencement of the Term or may be put in during the continuance thereof, subject to the provisions of paragraph II.F and Article VII hereof, the effects of damage by fire and other casualty insured against and reasonable wear or tear excepted; and, without limiting the generality of the foregoing, to Keep all glass whole and in good condition and to replace with glass of the same quality any glass which may be broken (except for damage insured against), to make all repairs, including interior repainting, as needed, and to keep exterior windows and doors and all plumbing, sanitary waste disposal, lighting, heating, air conditioning, sprinkler and other utility systems serving the Premises in good operating condition;

               4. to maintain control over the Premises;

               5. promptly at the expiration of the Term or earlier termination of this lease, to remove all goods and effects which are not the property of the Lessor, including Lessee's signs, goods, effects, furniture, laboratory equipment, personal property and any machinery, fixtures and equipment used solely in the conduct of Lessee's business, which Lessee may remove upon repairing any damage caused by such removal, and peaceably to yield up to the Lessor the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises, except such as were installed by Lessee and can be unscrewed or unbolted without damage to the Premises or with damage completely repaired by Lessee, clean and neat and in as good order, repair and condition as the same were in at the commencement of the Term or were put in thereafter, the effects of damage by fire and other casualty insured against or reasonable wear and tear excepted; and, in the event Lessee fails to so yield up the Premises in such order, repair and condition, to reimburse Lessor for all expenses, including reasonable attorneys' fees, incurred in obtaining possession of the Premises and putting the Premises in such order, repair and condition; for purposes of this paragraph, "the property of the Lessor" includes, without limitation, existing lab benches, fume hoods, and four (4) walk-in refrigerator chests;

               6. to hold Lessor harmless and indemnified from any liability for injury, loss, accident or damage to any person or property which arises out of or in connection with Lessee's use or occupancy of the Premises or tenancy in the Parcel, unless such liability arises out of or results from the negligence or willful misconduct of Lessor or his agents or employees or persons acting under contract with him, and from any claims, actions, proceedings, or cost (including reasonable counsel fees) in connection therewith, including injury to or death of persons and damage to property while in the Building or on the Premises and injury to or death of, or damage to property of, persons who are patrons, customers, invitees, employees or servants of Lessee while in or on private ways or parking areas within the Project and which arises out of or results from the negligence of Lessee, its agents, employees or contractors, but excluding injury or damage arising out of or resulting from the negligence or willful misconduct of Lessor or his agents, employees or contractors; and to keep all Lessee's employees working in the Premises covered by workmen's compensation insurance and require contractors working in the Premises to keep all employees similarly insured, furnishing Lessor with certificates thereof;

               7. not to take or permit to be taken any action, or omit to take any action, which will result in the suspension, forfeiture or cancellation of any license or permit with respect to the Premises of which Lessee knows;

               8. not, without on each occasion first obtaining Lessor's approval, which will not be unreasonably withheld or delayed, endorsed upon the plans therefor, to erect any building, fence, wall, exterior lighting or other structure, nor to make any exterior alteration or addition, nor to make any interior alteration or addition except installation of fixtures and equipment which do not damage the Building in any material respect;

               9. not to permit any condition or use of the Premises or action thereon which is objectionable by reason of noise, odor, vibration, smoke, radiation, or the hazardous nature of the use, nor to permit any auction sale thereon; provided, however, that the ordinary commercial operations of any business expressly permitted by the schedule attached hereto and marked Exhibit B shall in no event be deemed to violate this clause;

               10. not to solicit trade by sound audible outside the Premises, nor to permit on the Premises any nuisance, nor to permit any use of the Premises which may be offensive to other occupants of the Project or contrary to law or ordinance or by-law, regulation or order of public authority or which may invalidate any insurance on the Building or its contents or render necessary any alteration or addition to the Building;

               11. not to injure, overload or deface the Building or any part thereof, nor to make or suffer any waste of the Premises;

               12. not to assign this lease or sublet the Premises or any portion thereof without first obtaining on each occasion Lessor's written consent, which will not be unreasonably withheld, conditioned or delayed, provided, however, (a) that Lessee may, without such consent, but after notice to Lessor of the name and address of the assignee, assign this lease or sublet all or any part of the Premises to any firm or corporation which controls or is owned or controlled by Lessee or under common control with Lessee, (b) that no assignment or subletting shall relieve Lessee of any obligation or liability hereunder and (c) that, unless and until Lessor specifically consents thereto in writing (which further consent shall not be unreasonably withheld, delayed or conditioned), (i) no assignee or sublessee shall further assign this lease or sublet any part of the Premises and (ii) the ownership or control of a firm or corporation which receives a sublease pursuant to the foregoing clause (a) shall not thereafter be changed; and provided further that, in the case of assignment or sub-letting of the Premises, Lessor may reasonably condition his consent on Lessee's agreeing to pay as additional rent the excess of the amount received by Lessee as a result of such subletting or assignment over the sum of the annual additional and supplemental rent required hereunder less only the following Lessee's costs and expenses, if actually incurred by Lessee, in connection with such sublet or assignment: broker's commissions, reasonable attorney's fees and any renovation or other work done to the Premises.

               13. to permit Lessor, utility companies and any person properly identified to Lessee as having an interest under any mortgage affecting the Building to have free access to the Premises (including the right to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment, minimizing, for all purposes to the extent possible the time and space which such materials, tools, and equipment would be kept or stored within) in any case of emergency and otherwise during normal business hours and upon reasonable notice to Lessee for the purposes of inspection or of making repairs, alterations or renovations or of maintaining any part of the demised premises or of complying with laws, orders and requirements of governmental or other lawful authority or of fulfilling the obligations of this lease or of exercising any other right reserved to Lessor by this lease; any access permitted hereunder shall be subject to the following terms and conditions: that such access (i) does not unreasonably interfere with, interrupt, or damage Lessee's business, the Demised Premises, or Lessee's use and enjoyment thereof or access thereto or egress therefrom; (ii) does not decrease the square footage or volume of the Demised Premises; (iii) with respect to the relocation or alteration of any pipes, ducts, conduits, wires and appurtenant fixtures, or the like, the same shall be located to the extent possible, in Lessor's discretion, in the central core of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Demised Premises; (iv) to the extent possible, Lessor shall perform any such maintenance and repairs at times other than Lessee's normal business hours; (v) Lessor shall complete such maintenance and repairs with reasonable due diligence; and (vi) Lessor shall completely restore and clean any areas of the Demised Premises affected by such maintenance and repairs.

               14. to permit Lessor, at reasonable times and upon notice to Lessee 24 hours in advance, to enter to view the Premises, or to show the Premises to any person considering buying the demised premises (whether before or after the execution of a contract) or, at any time within twelve months next preceding the expiration of the Term, to any person considering leasing the Premises; and, at any time within six months next preceding the expiration of the Term, to permit notices for letting or selling to be affixed to an appropriate part of the Premises (other than windows and doors) and remain thereon without hindrance or molestation;

               15. to comply with such reasonable Rules and Regulations consistent with this lease as Lessor hereafter may make for the care and use of the Parcel, the Building, its surroundings and facilities which it may communicate in writing to Lessee, and which it agrees to enforce uniformly with regard to all tenants at the Project, although it is agreed that Lessor shall have no obligation to enforce such Rules and Regulations or the terms of any lease as against any tenant;

               16. to keep all property of any kind belonging to the Lessee or any person claiming through it that may be on the Premises at the sole risk of the Lessee; and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by use or abuse of water, or by the leaking or bursting of water pipes or sprinklers, or in any other way or manner, no part of said loss or damage is to be charged to or borne by the Lessor in any case whatever except to the extent that the same is a direct result of negligence or willful misconduct of Lessor or his agents or employees or persons acting under contract with him or of failure of Lessor to perform his obligations hereunder after notice and the lapse of the period of time applicable pursuant to paragraph C of Article VI; and

               17. to permit Lessor to remove and store in any public warehouse or elsewhere at Lessee's risk and expense and in the name of Lessee any or all property not removed from the Premises within 5 days of the termination of this lease; and, if Lessee shall then be in default under the provisions hereof, Lessor may immediately or at any time thereafter upon at least twenty (20) days written notice to Lessee sell at public or private sale any or all of such property (regardless of whether or not so removed by Lessor) and apply the net proceeds of such sale to the payment of any sum or sums due hereunder; and Lessor shall not be liable therefor to Lessee or to any other person in any manner, except that Lessee shall be entitled to any balance of such net proceeds after payment of all sums due hereunder.

     B. All repairs, alterations, improvements, additions, and restoration by Lessee or Lessor hereafter required or permitted shall be done in good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, rules, regulations and orders of governmental authorities having jurisdiction, of any Board of Fire Underwriters (or other body hereafter constituted and exercising similar functions) and governing insurance ratings bureaus, and of the insurers of the Building. All improvements, alterations and additions to the Building and fixtures and equipment appurtenant to it made or installed at any time by either Lessor or Lessee shall be part of the Building, but not signs, machinery, fixtures or equipment installed by Lessee which can be unscrewed or unbolted without damage to the Premises or with damage completely repaired by Lessee, nor any items which Lessor has agreed prior to installation shall be removable by Lessee. Each party doing any construction or other work agrees to pay for it and discharge promptly any liens arising therefrom (or provide a lien bond resulting in such discharge).

     C. This lease shall be subordinate to any Mortgage of the Parcel and/or the Building securing a note or bond issued by or at the request of Lessor if either
(i) the Mortgagee agrees to recognize this lease in the event of foreclosure, deed in lieu of foreclosure or taking of possession (unless the Term has then expired or Lessor then has the right to terminate this lease by reason of Lessee's default) and to perform all of Lessor's obligations hereunder in the event of such foreclosure of the mortgage, deed in lieu of foreclosure and the taking of possession of the Premises by the Mortgagee or (ii) such Mortgage contains apt provisions under the terms of which the existence of this lease shall be recognized and so long as Lessee and its successors and assigns shall keep and perform the terms, covenants and conditions in this lease contained on its part to be kept and performed, neither any Mortgagee nor any holder or owner of the indebtedness secured thereby, nor any other person, shall, in attempting to force collection of said indebtedness or to realize upon such security, have any power to impair, modify, abrogate, or adversely affect the rights of Lessee under this lease, to the full enjoyment of the entire Term, to the end that Lessee, while not in default beyond applicable cure periods hereunder, shall notwithstanding the creation of or default under any such mortgage or indebtedness secured thereby, peacefully and quietly have, hold and enjoy the Premises for the entire Term and all other rights, privileges and benefits to which it may be entitled under and pursuant to the terms of this lease. Lessor shall make all reasonable efforts to obtain a Non-Disturbance from the Lessor's mortgagees in recordable form within sixty (60) days from the date of this Lease. Lessee agrees upon request of Lessor or any Mortgagee to execute and deliver all such instruments as may be appropriate to evidence such subordination of this lease.

Upon receipt of notice of entry to foreclose any Mortgage of the demised premises Lessee may recognize such Mortgagee and anyone claiming under such Mortgage, including the purchaser at foreclosure sale, as successor to Lessor's interest and rights hereunder and, if requested, shall attorn to such Mortgagee or purchaser. However, in no event shall any Mortgagee be responsible for breaches hereunder occurring other than during its period of ownership after such foreclosure and taking of possession as aforesaid. Any Mortgagee may subordinate its Mortgage to this lease, without Lessee's consent, by notice in writing to Lessee, and thereupon this lease shall be deemed to be prior in lien to such Mortgage (without regard to their respective dates of execution and delivery) and to have been assigned by Lessor to such Mortgagee.

     D. Lessor covenants and agrees that Lessee, on paying the annual rent, additional rent and supplemental rent and performing the Lessee obligations of this lease and subject to the terms hereof, shall peacefully and quietly have and hold and enjoy the Premises through the Term or until this lease is terminated as herein provided.

     E. Lessor further covenants and agrees at Lessee's expense (as provided in paragraphs IV.A.3 and 5 hereof) to maintain the exterior of the Building (except for replacement of glass) and keep in repair all common areas of the Parcel, all drainage systems, sidewalks and steps. As part of such maintenance, Lessor will keep the parking areas and driveways on the Parcel and the Project suitably paved and marked for parking and traffic flow and reasonably free of snow, ice, refuse, and obstructions. Lessor shall also keep reasonably free of snow, ice and refuse and free of obstructions to the extent required by the business operations of the tenants of the Building all sidewalks, steps and other areas used for passage by Lessee exclusively or in common with others.

                                   ARTICLE VI

     A. This lease is upon the further condition that, if Lessee shall neglect or fail to perform or observe any of Lessee's covenants herein or any other written obligation of Lessee to Lessor relating to this lease and referring to this paragraph and such neglect or failure shall continue (and, in the case of nonmonetary obligations, Lessee shall not have commenced and diligently prosecuted the curing of such neglect or failure) after written notice is given to Lessee, for a period of ten (10) days in case of nonpayment of money, or otherwise thirty (30) days, or if Lessee shall be dispossessed therefrom by or under any authority other than Lessor, or if the leasehold hereby created shall be taken on execution or by other process of law, or if any assignment or trust mortgage shall be made of Lessee's property for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or any part of Lessee's property by a court of competent jurisdiction and shall not be discharged within sixty (60) days after his appointment or if Lessee commits any act of bankruptcy or is adjudged bankrupt, or if a petition is filed by Lessee under any insolvency of bankruptcy law, or if a petition is filed against- Lessee under any insolvency or bankruptcy law, and the same shall not be dismissed within sixty (60) days after the date upon which it is filed, then, and in any of said cases, Lessor lawfully may, in accordance with applicable law, immediately or at any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under it and remove its and their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of. covenant, and upon such entry this lease shall terminate. Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of Lessee, Lessee will at the election of Lessor (which election may be made at any time) either

               1. pay to Lessor, on account of the unexpired portion of the Term, sums equal to the rent and other payments herein required at the same times and in the same installments as such payments would be due hereunder, provided that (a) Lessor shall be using or shall have used reasonable efforts to relet the Premises and (b), if the demised premises or any portion thereof shall have been relet, the sums so payable by Lessee shall be abated in an amount equal to the excess of moneys actually received from the new tenant over Lessor's reasonable expenses of such reletting, including, without limiting the generality of the foregoing, the cost of remodeling and attorneys' and realtors' fees, or

               2. pay to Lessor, as liquidated damages, a sum which at the time of such termination represents the amount, if any, by which the then fair market rental value of the Premises is less than the rent and other payments herein required for the residue of the Term, or

               3. indemnify Lessor against loss of the rent and other payments herein required from the time of such termination during the residue of the Term, provided that (a) Lessor shall be using or shall have used reasonable efforts to relet the Premises and (b), if the demised premises or any portion thereof shall have been relet, the sums so payable by Lessee shall be abated in an amount equal to the excess of moneys actually received from the new tenant over Lessor's reasonable expenses of such reletting, including, without limiting the generality of the foregoing, the cost of remodeling and attorneys' and realtors' fees.

Nothing herein contained shall, however, limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

     B. If Lessee shall default in the performance or observance of any agreement, condition or other provision in this lease contained on its part to be performed or observed and shall not cure such default within thirty (30) days after notice in writing has been given from the Lessor specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Lessor may, at its option at any time thereafter cure such default at the expense of Lessee. However, if it is necessary to protect the real estate or Lessor's interest therein or to prevent injury or damage to persons or property that certain action be taken in less than thirty (30) days, the notice shall so specify, and Lessor shall have the right to cure such default on behalf of Lessee if no action is initiated by Lessee prior to the time specified in the notice. Lessor's cure of such default shall not be deemed to waive any claim for breach of this lease, but thereafter Lessee's cure shall be by the payment required by the following sentence. If by reason of any breach Lessor is compelled or elects to pay any sum of money or to do any act which will require the payment of any sum of money or to incur any expense, including reasonable attorneys' fees, in instituting or prosecuting any proceeding to enforce Lessor's rights hereunder, the sum or sums so paid or paid on account of such expense shall be deemed to be due from Lessee to Lessor forthwith following the payment thereof by Lessor except in the case of a legal proceeding and, in that case, upon the entry of final judgment in favor of Lessor; interest thereon shall accrue at the rate of two per cent (2%) per month from the date due.

     C. If Lessor shall fail to perform any obligation hereunder and shall not cure such failure within thirty (30) days after notice in writing from the Lessee specifying the failure (or shall not within said period commence to cure such failure and thereafter prosecute the curing of such failure to completion with due diligence), Lessee may thereafter cure such failure at the expense of Lessor. If it should be necessary to protect the real estate or Lessee's interest therein or to prevent injury or damage to persons or property that certain action be taken in less than thirty (30) days, the notice (which shall be written unless it is an emergency, in which case notice may be oral if followed by written notice within one (1) day) shall so specify, and Lessee shall have the right to cure such failure on behalf of Lessor if no action is initiated by Lessor prior to the time such action must be taken or the time specified in the notice, which-ever is later. If to cure any such failure Lessee is compelled to pay any sum of money or do any act which will require the payment of any sum of money or to incur any expense, including reasonable attorneys' fees, in instituting or prosecuting any proceeding to enforce Lessee's rights hereunder, the sum or sums so paid or paid on account of such expense shall be deemed to be due from Lessor to Lessee within fifteen (15) days of Lessor's receipt of a written request for said reimbursement which notice shall include supporting documentation of such costs or expenses actually incurred and paid following the payment thereof by Lessee except in the case of a legal proceeding and, in that case, upon the entry of final judgment in favor of Lessee; interest thereon shall accrue at the rate of two per cent (2%) per month from the date due. However, no such sum nor any other monetary claim shall in any event be deducted from or set off against any installment otherwise payable by Lessee on account of annual or supplemental rental.

     D. After receiving written notice from an Institutional Mortgagee that it holds a mortgage upon all or any part of the demised premises no default notice from Lessee to Lessor shall be effective as against said Mortgagee, so long as such mortgage is outstanding, unless and until a copy of the same is mailed to such Mortgagee, and the curing of any failure by such Mortgagee within a reasonable time shall be deemed to be a performance by Lessor. Accordingly, no act or failure to act on the part of Lessor which would entitle Lessee under the Terms of this lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this lease shall result in a relief of such obligations or a termination of this lease unless (1) Lessee shall have first given written notice of Lessor's act or failure to act to the Institutional Mortgagee, if any, specifying the act or failure to act on the part of Lessor which could or would give basis to Lessee's rights and (2) such Mortgagee, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter. A "reasonable time" for purposes of this paragraph shall be determined by reference to the time this lease allows for Lessor to cure in the same circumstances. It is understood, however, that nothing contained in this paragraph shall be deemed to impose any obligation on any Mortgagee to correct or cure any failure.

                                   ARTICLE VII

     A. In the event of damage to or destruction of the Building or the Premises during the Term by fire or other casualty (or by the action of any public authority in connection therewith) to a value exceeding the applicable percentage (according to the following table) of the sound insurable value thereof for fire insurance purposes (as determined in connection with the actual insurance adjustment), this lease may be terminated at the election of Lessor or Lessee.

Years of Term then remaining   applicable percentage
----------------------------   ---------------------
less than 5                             25%

               1. If Lessor may not or does not elect to terminate and Lessee may not or does not elect to terminate, this lease shall continue in force and the Lessor shall use due diligence to repair or restore the Premises to their condition prior to such fire or casualty, to the extent permitted by the net proceeds of insurance recovered for such destruction or damage and by zoning and building laws then applicable. If the net proceeds are insufficient for full restoration, Lessee may, at its election, advance additional funds sufficient to allow full restoration, and in that event Lessor shall cause the Premises to be restored as fully as the applicable laws permit.

               2. Notwithstanding anything to the contrary in this Article, if Lessor fails to complete such repair or restoration as is required by the foregoing subparagraph 1 in one hundred eighty (180) days. Lessee may then elect to terminate this lease.

     B. In the event that during the Term the whole of the demised premises shall be taken for public purposes by any public or quasi-public authority having jurisdiction, this lease shall terminate automatically. This lease may be terminated at the election of either Lessor or Lessee if (i) a taking for public purposes by any public or quasi-public authority having jurisdiction, impairs Lessee's access to the Parcel or the

Premises or (ii), as a result of a taking of a portion of the Building, (a) the remainder of the Premises is not reasonably suitable for Lessee's continued use or (b) the reasonable cost to put the remainder of the demised premises in reasonable condition for use by Lessee is in excess of $25,000. Lessee, at its election, may nevertheless continue to use and occupy the Premises, and enjoy and exercise all of its rights and privileges under this lease, for the period between the taking and the date on which the authority which made the taking shall take actual possession of the property taken. During such period of occupancy, Lessee shall pay use and occupancy charges for the Premises at the rate of the annual rental which would otherwise be due, and all other obligations of Lessor and Lessee set forth in this lease shall continue in effect as if this lease had not been terminated.

               1. Unless so terminated as provided above, this lease shall continue in force, and Lessor shall use due diligence to put the demised premises, or what may remain thereof, in their condition prior to such taking to the extent permitted by net proceeds of damages awarded for such taking and by zoning and building laws then applicable. If the net proceeds are insufficient to put the demised premises in such reasonable condition, Lessee may, at its election, provide additional funds sufficient therefor, in which event Lessor shall cause the Premises to be restored as fully as the amount of the Premises remaining and the applicable laws permit.

               2. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation (other than for moving expenses) shall belong to Lessor. Lessee hereby grants and assigns to Lessor all of

          Lessee's rights to such damages and covenants to deliver such further assignments thereof as Lessor may from time to time request.

               3. In the event that tenant's fixtures or improvements installed by Lessee comprise a portion of the property so taken, there shall be paid over to Lessee a portion of the net proceeds of damages awarded equal to the same proportion of the net proceeds of damages awarded as the aggregate value of the tenant's fixtures and improvements installed by Lessee taken is of all property (including land) taken. The final decision of any court of competent jurisdiction shall be conclusive evidence of any facts found by such court even if Lessee is not a party to the action in which the findings of fact are made.

     C. Any election to terminate pursuant to this Article VII shall be made by the giving of written notice by the party electing to terminate to the other party within thirty (30) days after the party electing to terminate first receives actual notice of the facts which give rise to its right to terminate. However, any termination of the lease pursuant to this Article VII shall be effective as of the date of the casualty or taking upon which the termination is based.

     D. In case of restoration of the Premises pursuant to either paragraph A or paragraph B of this Article VII, unless such restoration is necessitated by damage or destruction of the Building due to the willful misconduct of Lessee or Lessee's employees or agents, there shall be an equitable abatement and/or adjustment of the annual rental on account of any curtailment of Lessee's use of the Premises. However, whenever Lessee has undertaken to repair or restore the demised premises, no such temporary abatement of rental shall continue beyond the time when such repairs or restoration would have been completed if they had been undertaken immediately and prosecuted diligently.

                                  ARTICLE VIII

     A. The following words and phrases when used in this lease have the following meanings unless a different meaning is required by the context:

               1. The masculine or neuter gender shall include the masculine, feminine and neuter, and the singular shall include the plural.

               2. Whenever this lease expressly requires "approval" or "consent" or that something be "approved" by a party, such approval or consent and the request therefor shall be in writing, except that when any plans, working drawings or specifications or revisions or amendments thereof are submitted by one party to the other for its approval the same shall be conclusively deemed to have been approved unless within fifteen (15) calendar days after such plans, working drawings or specifications are mailed the recipient notifies the party seeking approval or consent that the recipient does not approve them and thereafter, if requested, promptly states its reasons therefor. Nor shall any approval or consent expressly required by this lease be unreasonably withheld or delayed.

               3. The "date of this lease" is the date inserted on the first page hereof. The "date of commencement of the Term" and the "Term" are defined in Article I.

               4. The words "herein", "hereof", and "hereunder" refer to this instrument as a whole and not merely to the subdivisions thereof in which such words appear.

               5. The word "individual" refers only to natural persons, but the word "person" refers to firms, partnerships, trusts, other associations and corporations as well as to natural persons. The "family" of an individual includes only his brothers and sisters (whether by the whole or half blood) and their lineal descendants and the individual's spouse, ancestors, and lineal descendants. An "affiliate" of any individual means a member of his family or a corporation or other entity controlled, directly or indirectly, by that individual. For purposes of the foregoing sentence, first, stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by its shareholders, partners, or beneficiaries and, second, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his family or by or for his partner.

               6. Anything required by this lease to be "mailed" and all notices, demands, requests and other instruments which may or are required to be given by any party to the other under this Lease shall be in writing and shall be deemed to have been properly given two days after being sent by United States certified mail, return receipt requested, postage prepaid, or when received from an overnight delivery service that provides tracking and proof of receipt or by hand with proof of receipt. The customary United states Postal Service return receipt shall be conclusive evidence of delivery and Post Office records shall be conclusive evidence of refusal of delivery.

               7. "Mortgage" shall mean any instrument or group of instruments granting a security interest, regardless of what the security agreement is called, including but not limited to a deed of trust or industrial development financing. "Mortgagee" shall mean any person or group of persons who at the time in question holds a Mortgage of any part of the demised premises, regardless of whether the person is acting as a fiduciary. An "Institutional Mortgagee" is a Mortgagee which is a bonding authority, insurance company or accredited lending institution. The Massachusetts Industrial Finance Authority shall be deemed to be an Institutional Mortgagee.

               8. The term "operating expenses" means all such expenses incurred by Lessor directly or indirectly in connection with the Project, including but not limited to costs of outside maintenance and repairs, snow plowing and removal, mowing and landscape maintenance and overhead attributable thereto, and excludes the following:

                    (a) payments of principal, interest and any other amounts related to mortgages or any other indebtedness;

                    (b) brokerage commissions;

                    (c) wages, salaries or other compensation paid to any executive employees of Lessor above the grade of Building Manager;

                    (d) the cost of work done by Lessor for a particular Lessee (including, without limitation, architectural, legal or engineering costs relating thereto);

                    (e) the initial cost of tools and equipment used in operation, management, repair or maintenance of the Project;

                    (f) depreciation;

                    (g) costs for which the Lessor, by the terms of this Lease or any other lease or agreement, makes a separate charge;

                    (h) real estate taxes or any payments or charges in lieu thereof;

                    (i) capital expenditures which, under generally accepted accounting principles as consistently applied in the real estate industry for buildings of the type of the Building, are properly classified as capital expenditures;

                    (j) ground rent;

                    (k) reserves;

                    (l) costs of repair or other work necessitated by fire or other casualty or by the exercise of eminent domain to the extent such costs are covered by warranties or Lessor's insurance;

                    (m) attorneys' and other professional fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with existing or prospective Lessees or other occupants of the Project and unrelated to the operation, maintenance or management of the Project;

                    (n) amounts paid to subsidiaries or affiliates of Lessor for services rendered to the Project, to the extent such amounts exceed the competitive costs of such services were they not rendered by such subsidiaries or affiliates;

                    (o) any fines or penalties incurred on account of violations by Lessor of any governmental rule or requirement, or costs incurred as the result of Lessor's negligence;

                    (p) title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, except only group plans providing reasonable benefits to persons of the grade of Building Manager and below to the extent employed and engaged substantially in operating and managing the Project;

                    (q) any expenditures for which Lessor is reimbursed by third parties (other than by Lessees pursuant to provisions comparable hereto);

                    (r) management fees (whether or not paid to subsidiaries or affiliates of Lessor) to the extent in excess of competitive rates.

               9. The term "net proceeds" means the gross amount of value received (whether in money or by credit against indebtedness or otherwise and including "pro tanto" payments and other payments on account and amounts attributed to interest or costs) less expenses reasonably incurred by Lessor in connection with collection of the same, including, without limiting the generality of the foregoing, fees and expenses for legal and appraisal fees.

               10. The phrase "real estate taxes" (particularly for purposes of clause IV.A.6) shall be deemed, so far as practicable, to include personal property taxes assessed to Lessor on personal property which is owned, held or used by Lessee or is part of the demised premises and also to include any tax or excise on rents which is levied upon or assessed to Lessor as a substitute in whole or in part for, or in addition to, real estate taxes assessed on land and buildings, or either, and not as a part of a general income tax. However, "real estate taxes" shall not include inheritance, estate, succession, transfer or other income taxes.

     B. Lessor and Lessee shall on ten (10) days' written request certify as to the status of this lease to any Mortgagee or a prospective Mortgagee or purchaser of the demised premises: namely, whether said lease is in full force and effect, the date to which rent and other charges have been paid, and whether, to the best of the knowledge of the party so certifying, the Lessor and Lessee have fully complied with the terms and provisions thereof and, if there is a claim of noncompliance, the respect in which such noncompliance is claimed. If in connection with obtaining financing on the demised premises an Institutional Mortgagee shall request as a condition to such financing reasonable modifications in the terms and conditions of this lease, or the execution of additional instruments or documents, Lessee shall not unreasonably withhold, delay or condition its consent thereto and execution thereof, provided that such modifications or documents do not increase the monetary obligations of Lessee hereunder or otherwise adversely affect the monetary or other obligations or liabilities of Lessee, alter the duration of the leasehold interest hereby created, or adversely affect the size or use of the demised premises.

     C. Except where the context does not permit, each of the terms and conditions hereof shall also apply to any period of time after the Term during which Lessee is actually in possession of or occupying the demised premises or any part thereof.

     D. The obligations of this lease shall run with the land, and this lease shall be binding upon and enure to the benefit of the respective heirs, devises, legal representatives, successors and assigns of the parties hereto. However, the named Lessor shall be liable only for obligations accruing while he is the owner of the demised premises, provided that such successor expressly assumes all obligations of Lessor hereunder. When the Lessor (or any successor or assign of the Lessor) is acting under a trust, the obligations of Lessor shall be binding upon the trust estate, but not upon any trustee or beneficiary of the trust individually.

     E. Failure on the part of either Lessor or Lessee to complain of any action or omission on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by Lessor or Lessee of any of its rights hereunder. Nor shall any waiver (express or implied) at any time of any of the provisions hereof by Lessor or Lessee be construed as a waiver of any of the other provisions hereunder, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Lessor to or of assignment or subletting or any other action by Lessee requiring the Lessor's consent or approval shall not be deemed to waive or render unnecessary

Lessor's consent or approval to or of any other assignment or subletting or to or of any subsequent similar act by Lessee; nor shall Lessee's consent or approval to or of any action by Lessor be deemed to waive or render unnecessary any required consent or approval to or of any subsequent action.

     F. If any term or provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law. It is hereby declared as the intention of the parties hereto that they would have executed such remainder of this lease and would have provided for such application to other persons and circumstances without including therein the term or provision or application thereof hereafter declared invalid or unenforceable.

     G. This lease is to be construed as a Massachusetts contract, sets forth the entire agreement between the parties, and may be cancelled, modified or amended only by a written instrument executed by both Lessor and Lessee.

     H. Any and all controversies or claims in connection with and/or arising out of this lease shall be settled by arbitration in the City of Boston in The Commonwealth of Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association. Each party shall bear the portion of the expenses of such arbitration directed in the award resulting therefrom or, absent any such provision in the award, such expenses shall be borne by the party or parties against whom such award is made. This paragraph shall be specifically enforceable and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction of the parties. The decision of the arbitrators shall be a condition precedent to any legal action.

     IN WITNESS WHEREOF, Lessor and Lessee have executed and affixed their respective seals to this indenture and two counterparts hereof, all as of the day and year first above written.

In the presence of                      ONE NEVADA REALTY TRUST


/s/ Illegible                           By /s/ Joseph Biotti              (SEAL)
-------------------------------------      -------------------------------
                                           Joseph Biotti, Jr., Trustee


                                        MATRITECH, INC.
[Corporate Seal]


Attest: /s/ Illegible                   By /s/ Stephen D. Chubb
        -----------------------------      -------------------------------------
                                           Stephen D. Chubb,
                                           CEO and Chairman


                                        By /s/ David L. Corbet
                                           -------------------------------------
                                           David L. Corbet, President
                                           and Chief Operating Officer

                        THE COMMONWEALTH OF MASSACHUSETTS

          ss. Illegible

     Before me personally appeared the above-named Joseph Biotti, Jr. and acknowledged the foregoing instrument to be his free act and deed as Trustee of One Nevada Realty Trust, this 10th day of October 1995.


                                        /s/ Illegible
                                        ----------------------------------------
                                        Notary Public

                        THE COMMONWEALTH OF MASSACHUSETTS

Illegible, ss.

     Before me personally appeared Stephen D. Chubb and David L. Corbet, whose signatures appear above, as they are respectively the CEO and Chairman and President and Chief Operating Officer of Matritech, Inc., and acknowledged the foregoing instrument to be the free act and deed of the said corporation.


                                        /s/ Illegible
                                        ----------------------------------------
                                        Notary Public
                                        My commission expires
                                                              ------------------

                                                         (STAMP)

                                   "Exhibit A"

                             [RESERVED FOR PREMISES]

                                   "Exhibit B"

                            [RESERVED FOR SITE PLAN]

                                       "C"

                   EASEMENTS PERMITTED USES AND RESTRICTIONS

     1. Lessor and all persons having business with Lessee shall have the right to use, in common with all other tenants of the Project and all persons having business with such other tenants, all parking areas, driveways and footways on the Parcel, except only that reasonable areas may be reserved for the exclusive use of each of the tenants of the several buildings on the Project. Lessee and its invitees shall be entitled in the aggregate to 56 parking spaces at the Project.

     2. Lessee shall be entitled to conduct on the Premises the business of developing, manufacturing, selling and distribution of its cancer diagnostic tests, related laboratory and research and development work and incidental accessory uses, including executive and administrative offices for the said business. In addition to or in lieu of the uses specifically authorized herein, Lessee may, with Lessor's prior approval which shall not be unreasonably withheld, delayed or conditioned, utilize the demised premises for any other lawful purpose permitted as of right in a manufacturing district pursuant to the zoning ordinances of the City of Newton.

     3. Lessee shall neither discharge any hazardous waste nor have on the Premises any product prohibited by any statute, ordinance or bylaw or disapproved by any insurer of the Premises. Nor shall Lessee cause any danger to the vicinity through fire, explosion, wastes or any other cause. Nor shall

Lessee create unusual noise, vibration, dust, heat, smoke, fumes, odor or glare that are observable and offensive beyond the boundaries of the demised premises.

     4. Lessee and its legal representatives, successors, sublessees and assigns shall be bound by the following restrictions:

          a. All trucking and vehicular maneuvering shall be contained within the Parcel in such a manner that no passage is blocked.

          b. There shall be no open or outside storage on the Parcel. However, Lessee may maintain a dumpster of not more than 10 cubic yard capacity in a location approved by Lessor.

          c. Lessee shall use reasonable care not to damage the exterior appearance of the Premises, including landscaping thereon.

          d. Lessor may from time to time designate certain portions of the Parcel for purposes of parking, trucking and vehicle maneuvering and/or to bar those activities on certain portions of the Parcel.

          e. Lessor may from time to time by written instrument in recordable form grant variances from any one or more of these restrictions where, in Lessor's opinion as certified in the instrument, desirable relief can be granted without substantial detriment to the development of the Parcel and adjacent property as a garden-type industrial center and without substantial detriment to the portions thereof theretofore built upon. Lessor's written approval of any sign, building, structure, alteration, addition or landscaping shall be conclusive evidence that the matter so approved is in compliance with these restrictions. The term Lessor as used herein shall mean the original named Lessor or such one successor in title as may from time to time be expressly granted of record the right to enforce these restrictions.

     5. With the prior written approval of Lessor which shall not be unreasonably withheld, delayed or conditioned and all relevant municipal authorities, Lessee shall have the right to erect signs, up to 100 square feet, on the exterior of the Premises or on the Parcel. However, no sign larger than four square feet in area shall contain anything other than the names and trademarks of occupants of the Building and such occupants' principal products or suppliers. Lessor may remove any placard or sign affixed without Lessor prior written approval or otherwise in violation of the foregoing restrictions.

     6. Certificate of Title, Memoranda of Encumbrances, attached hereto (No. 171784, 6 pages).

                                       "D"

                              PART I: LESSOR'S WORK

1. Installation of scissor jack or similar device to allow loading and unloading of trucks in front of freight elevator.

2.   Remove and relocate bench as per attached print, Exhibit CA.

3.   Hook up/make operational all electrical service in the Premises.

4.   Clean and paint manufacturing area, as shown on Exhibit CA.

5.   Make security system operational.

6.   Provide access to neutralization system on first floor.

7. Put up 2 walls to divide Quality Control Lab, formulation and aseptic fill area per attached print CA. Put in heavy 3-foot door to connect formulation to aseptic fill.

8.   Put in vinyl ceilings in aseptic area per attached print CA.

9.   Room-off electrical panels in autoclave area.

10.  Provide caging to separate storage 1 and 2 areas per print CA.

11.  Provide caging per print in room between autoclave and packaging per print.

12. Provide caging in room next to large refrigerator - print shows 5'x7' but would like caging to extend 6'x16'.

13.  Provide one shower in women's and men's rooms in manufacturing area,

                  PART II: PREPARATION OF RESEARCH LABORATORIES

1. Per print CA, in laboratory next to isolation laboratory, remove existing partition and wall.

2. In new storage room provide 2 new 3-foot wide doors and remove door connecting storage room to existing area in manufacturing.

3.   Install revolving door in dark room.

4.   Remove wall between lunch and office to expand lunch room per print CA.

5.   Put up wall in small lab off main laboratory per print CA.

6. Storage area is actually animal room; need dedicated heating and air conditioning unit in storage room (animal room); put up separating wall per print on 5/24/95.